Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Patriot Gold Corp. 2019 Stock Option Plan of our report dated August 29, 2018, with respect to the financial statements of Patriot Gold Corp. included in its Annual Report (Form 10-K) for the years ended May 31, 2018 and 2017, filed with the Securities and Exchange Commission.

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC

Spokane, Washington

July 1, 2019